Sent Via Electronic Mail

February ___, 2009

GenSpera, Inc.
9901 IH 10 West, Suite 800
San Antonio, TX, 78230
Attn:  Craig Dionne, CEO

 Re:  Amendment to 5% Convertible Debenture

Ladies and Gentlemen:

Reference is made to that certain 5% Convertible Debenture  (the “Debenture”), dated as of July, 2008, by and among GenSpera, Inc., a Delaware corporation, and T.R. Winston & Company, LLC.  This amendment (“Amendment”) shall constitute an amendment to the Debenture.

1.           The Maturity Date shall be amended from July 14, 2009 to July 14, 2010.

2.           All terms defined in the Debenture and used in this Amendment shall have the same meanings in this Amendment as in the Debenture.

3.           Except as amended by this Amendment, the Debenture shall remain in full force and effect.

This amendment to the Debenture is entered into as of the date hereof.

By: G. Tyler Runnels
Its: President

AGREED TO:

GENSPERA, INC.

By:
Craig Dionne, CEO